As filed with the Securities and Exchange Commission on August 11, 2000.

                                 Registration No. 333-__________
________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549
                   ___________________________

                            FORM S-3
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                   ___________________________

                        PEOPLES FIRST, INC.
      (Exact Name of Registrant as Specified in its Charter)

        Pennsylvania                              23-3028825
  (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)             Identification No.

                      24 South Third Street
                   Oxford, Pennsylvania 19363
                          (610) 932-9294
   (Address and Telephone Number of Principal Executive Offices)
                   ___________________________

                                Copies to:
George C. Mason                 David W. Swartz, Esquire
Chairman and Chief Executive    Stevens & Lee, P.C.
  Officer                       111 North Sixth Street
Peoples First, Inc.             P.O. Box 679
24 South Third Street           Reading, Pennsylvania 19603-0679
Oxford, Pennsylvania 19363     (610) 478-2000
(610) 932-9294
(Name, Address and Telephone
 Number of Agent for Service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration
Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.  [  ]
                   __________________________

                 CALCULATION OF REGISTRATION FEE
________________________________________________________________

Title of each                    Proposed
   class of                      maximum     Proposed
  securities        Amount       offering    aggregate    Regis-
    to be            to be       price per   offering    tration
  registered      registered     unit(1)     price         Fee
________________________________________________________________

Common Stock,   200,000 shares   $18.125  $3,625,000.00 $957.00
$1.00 par
value
________________________________________________________________

(1)  Estimated solely for the purposes of calculating the
     registration fee.  Computed in accordance with Rule 457(c), on the basis of the average of the closing bid and asked
     prices for the common stock of Peoples First, Inc.
     in the over-the-counter market on August 10, 2000.
                       __________________



PROSPECTUS

                       PEOPLES FIRST, INC.
                   ___________________________

           SHAREHOLDER AUTOMATIC DIVIDEND REINVESTMENT
                     AND STOCK PURCHASE PLAN
                   ___________________________

          Peoples First, Inc. is offering to holders of its common stock the opportunity to automatically reinvest dividends for the purchase of shares of Peoples First common stock under this Dividend Reinvestment and Stock Purchase Plan. Peoples First is also authorizing the opportunity to purchase additional shares of Peoples First common stock through optional cash payments.

          You should read this prospectus carefully and then retain it for future reference.
                   ___________________________

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of the proxy statement/ prospectus. Any representation to the contrary is a criminal offense. These securities are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation or any governmental agency.
                   ___________________________

           This Prospectus is dated August 10, 2000.



         SHAREHOLDER AUTOMATIC DIVIDEND REINVESTMENT AND
                       STOCK PURCHASE PLAN

          The following, in a question and answer format, is Peoples First's Shareholder Automatic Dividend Reinvestment and Stock Purchase Plan. Those holders of common stock who do not participate in the Plan will continue to receive cash dividend payments by check, if and when dividends are declared.

Purpose

1.  What is the purpose of the Plan?

          The purpose of the Plan is to provide holders of Peoples First common stock with an attractive and convenient method of investing cash dividends and, from time to time as the Board of Directors of Peoples First may in its discretion determine, voluntary cash payments, in additional shares of common stock. To the extent the shares are purchased directly from Peoples First, Peoples First will receive additional funds to be used for general corporate purposes (see "Use of Proceeds").

          The Plan is not intended to provide holders of shares with a mechanism for generating assured short-term profits through rapid turnover of shares. The intended purpose of the Plan precludes any person, organization or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations. We accordingly reserve the right to modify, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan.

Advantages

2.  What are the advantages of the Plan?

          - Participants may reinvest cash dividends to purchase additional shares of common stock.

          - Participants may, invest by making optional cash payments up to specified limits in any quarter, whether or not any dividends on shares of common stock are being reinvested. Shares purchased with optional cash payments will automatically be enrolled in the Plan.

          - Participants will receive a detailed statement of account transactions.

          - Participants may provide for safekeeping, free of charge, for all certificates representing shares of common stock, including shares not participating in the Plan, through the Plan's free custodial service.

          - Participants may change options under the Plan at any time. Participants may elect to have all dividends reinvested, or only partial dividends reinvested.

          - Participants retain voting control of shares held under the Plan.

          As of the date of this Prospectus, optional cash purchases may be made in any amount from a minimum payment of $50 up to a maximum total of $2,500 per quarter. The minimum and maximum amounts of monthly optional cash purchases may be changed (or optional cash purchases may be eliminated), however, at our discretion.

Administration

3.  Who administers the Plan for Participants?

          American Stock Transfer & Trust Company will administer the Plan as agent (the "Agent") for Participants and, in such capacity, keeps records sends statements of account to Participants and performs other duties relating to the Plan. All correspondence relating to the Plan should reference the Peoples First Dividend Reinvestment Plan, should include your account number and should be directed to:

               American Stock Transfer & Trust Company
               Dividend Reinvestment Department
               59 Maiden Lane
               New York, New York  10007

          Telephone requests may be directed to the Agent at 1-800-278-
4353.

          The Agent also acts as dividend disbursing agent, transfer agent and registrar for Peoples First common stock.

Participation

4.  Who is eligible to participate?

          All record holders of common stock are eligible to participate in the Plan. If you hold your shares in your own name, you may participate in the Plan. If you are a beneficial owner whose shares are registered in any name other than your own (e.g., in a broker's "street name" or in the name of a bank nominee), you must either make appropriate arrangements for your broker or nominee to participate in the Plan on your behalf or you must become a shareholder of record by having some or all of your shares transferred into your own name.

          Shareholders residing in certain states may be ineligible to participate in the Plan if Peoples First, in its sole discretion, determines that complying with the legal requirements relating to the Plan in such states is onerous.

5.  How does an eligible shareholder become a Participant?

          An eligible shareholder who is the record holder of common stock may join the Plan at any time by completing and signing the authorization form ("Authorization Form") included with this Prospectus and returning it to the Agent. A postage-paid envelope is provided for that purpose. An eligible beneficial owner whose shares of common stock are registered in the name of a broker or bank nominee must make arrangements to have such broker or bank nominee participate on his or her behalf.

          Authorization Forms for new Participants must be received prior to a dividend record date to reinvest the related dividend.

6.  What if I participated in The Peoples Bank of Oxford
    Dividend Reinvestment Plan?

          Peoples First is the holding company formed on July 27, 2000 for The Peoples Bank of Oxford. The Plan is a successor to The Peoples Bank of Oxford Dividend Reinvestment Plan and, as such, participants in The Peoples Bank of Oxford plan are automatically enrolled in the Plan. Therefore, if you want to continue participation in the Plan with respect to all of the shares that previously participated in The Peoples Bank of Oxford Dividend Reinvestment Plan, you do not need to take any additional action.

7. Does a shareholder have to authorize dividend reinvestment on a minimum number of shares?

          No. An eligible shareholder can authorize the reinvestment of dividends on any number of full shares of common stock.

8. May a Participant change the number of shares subject to the Plan?

          Yes. If a Participant wishes to change the number of shares of common stock subject to the Plan, the Participant must notify the Agent in writing to that effect. Any such notification received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's account.

Purchases

9. What is the source for shares of common stock purchased under the Plan?

          Plan shares will be purchased, at Peoples First's discretion, either directly from Peoples First or on the open market, or by a combination of the foregoing. Shares purchased from Peoples First will be authorized but unissued shares of common stock or common stock held in treasury.

10. When and how will shares of common stock be purchased under the Plan?

          In the event the Agent purchases shares of common stock from Peoples First, dividends will be reinvested on the dividend payment date. In the event the Agent purchases shares of common stock on the open market, the Agent will use its best efforts to reinvest dividends within thirty days after the dividend payment date, or such later date as may be necessary or advisable under any applicable securities or other laws. Neither Peoples First nor any participant shall have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker from whom purchases will be made.

          Any optional cash payment received by the Agent no later than two business days prior to a dividend payment date will be applied to the purchase of common stock on or as soon as practicable after such dividend payment date at a price determined in accordance with the provisions of the Plan. Any optional cash payment received after two business days prior to a dividend payment date will be applied to the purchase of common stock on or as soon as practicable after the next following dividend payment date. No interest will be paid on optional cash payments pending the purchase of shares of Peoples First common stock.

11. How are optional cash purchases made?

          The option to make cash purchases is available to shareholders on a quarterly basis. Each such purchase must be at least a minimum quarterly amount and purchases cannot exceed a total maximum quarterly amount, both as determined by Peoples First.

         As of the date of this Prospectus, optional cash purchases may be made in any amount from a minimum payment of $50 up to a maximum total of $2,500 per quarter. The minimum and maximum amounts of quarterly optional cash purchase, however, may be changed (or optional cash purchases may be eliminated) at Peoples First's discretion upon sending Plan participants not less than thirty days' prior written notice of the change.

          For purposes of the limitation on the maximum quarterly amount, all Plan accounts deemed by Peoples First to be under common control or management will be aggregated. Unless Peoples First grants prior permission to make a larger investment, Peoples First reserves the right to return to participants amounts which, in its sole discretion, exceed the maximum quarterly amount.

          An optional cash purchase may be made by enclosing a check or money order payable in the United States (payable to "American Stock Transfer & Trust Company") with the Authorization Form. Thereafter, optional cash purchases may be made through the use of the cash payment forms attached to each statement of account that you receive.

12. At what price will shares of common stock be purchased under the Plan?

          The price of shares of common stock purchased with reinvested cash dividends and optional cash payments, if any, will be the market price of the common stock. For shares acquired directly from Peoples First, the market price of the common stock for purposes of this Plan is the average of the closing bid and asked quotations for a share of common stock on the applicable dividend payment date as reported by a securities broker or dealer selected by Peoples First then making a market in shares of common stock. For shares acquired in the open market, the market price of the common stock is the weighted average of the price actually paid for such shares, including brokerage commissions, purchased by the Agent.

13. How many shares of common stock will be purchased for Participants?

          The number of shares that will be purchased for each Participant will depend on the amount of dividends to be reinvested and the amount of optional cash payments, if any, in a Participant's account and the applicable purchase price of the common stock (see No. 12 above). Each Participant's account will be credited with that number of shares, including any fractional interest computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price as described in the response to Question No. 12 above.

14. Will dividends on shares held in a Participant's account be used to purchase additional shares under the Plan?

          Yes. All dividends on shares held in a Participant's account will be automatically reinvested in additional shares of common stock.

15. Who will pay the costs of administering the Plan?

          Peoples First will pay all costs of administering the Plan.

Reports to Participants

16. What kind of reports will be sent to Participants in the Plan?

          A statement of account transactions will be mailed promptly to each Participant after the applicable dividend payment date. These statements will provide a record of cost information and should be retained for tax purposes. Any Participant requesting a reconstruction of his or her Plan transactions will be required to reimburse the Agent for its costs in assembling such data.

          Each Participant will also receive copies of Peoples First's annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

Share Certificates

17. Will certificates be issued for shares of common stock purchased under the Plan?

          Unless requested by a Participant, certificates for shares of common stock purchased under the Plan will not be issued. The number of shares credited to a Participant's account under the Plan will be shown on his or her statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. Certificates will be issued for shares withdrawn from the Plan (see No. 18 below).

          Participants also have the option to deliver to the Plan for safekeeping common stock certificates registered in their name that are subject to the Plan. Participants may deliver their certificates to the Agent along with the Authorization Form or any time thereafter while participating in the Plan. Certificates need not be endorsed when delivered to the Agent for safekeeping. The Agent reserves the right to maintain shares represented by such stock certificates in its name or in the name of its nominee.

          Each account under the Plan will be maintained in the name in which certificates of the Participant were registered at the time such Participant entered the Plan. A Participant may not pledge Plan shares for which certificates are held by the Agent.

18. In whose name will certificates be registered when issued to Participants?

          All shares of common stock purchased by the Agent pursuant to the Plan, including any fractions of a whole share, will be registered in the name of the Agent or its nominee as agent for each Participant.
Shares of common stock purchased by the Agent on behalf of each Participant will be credited to such Participant's account on the books and records of the Plan, which books and records will be maintained at all times by the Agent.

Withdrawal of Shares in Plan Account

19. How may a Participant withdraw shares purchased under the Plan?

          You may withdraw all or a portion of the shares credited to your account at any time by giving the Agent written notice of the number of shares you wish to withdraw. Any such notice received by the Agent later than three business days prior to a record date, however, will not be effective until dividends paid for such record date have been reinvested and the shares credited to your account. Upon withdrawal, certificates for the number of whole shares specified in your notice and credited to your account will be issued to you and a cash payment will be made for any fraction of a whole share withdrawn. The Agent will not reinvest dividends on any shares withdrawn from the Plan unless you submit a new Authorization Form for shares previously withdrawn.

          If you dispose of all the shares registered in your name that are enrolled in the Plan, the Agent will, until otherwise notified, continue to reinvest the dividends on the shares of common stock held in your Plan account.

Discontinuation of Plan Participation

20. How does a Participant discontinue participation under the Plan?

          You may discontinue participation under the Plan by notifying the Agent in writing to that effect. Any notice of discontinuation received later than three business days prior to a record date for a dividend, however, will not be effective until dividends paid for such record date have been reinvested and the shares credited to your account. If you discontinue participation in the Plan, dividends on shares held in your account will be automatically reinvested until such shares are
withdrawn (see No. 19 above).   If, after discontinuation, less than one
share remains in your account, we may consider you to have withdrawn from the Plan, in which case the Agent will liquidate any fractional interest and mail the net proceeds to you.

Federal Tax Information

21. What are the federal income tax consequences of participation in the Plan?

          Reinvestment Dividends. In the case of reinvested dividends, when shares are acquired for a Participant's account directly from Peoples First, the Participant must include in gross income a dividend equal to the number of shares purchased with reinvested dividends multiplied by the fair market value of the common stock on the relevant dividend payment date. The Participant's basis in such shares will also equal the fair market value of the shares on the relevant dividend payment date.

          Alternatively, when shares are purchased for a Participant's account on the open market with reinvested dividends, a Participant must include in gross income a dividend equal to the actual price of the shares plus that portion of brokerage commissions, if any, paid by Peoples First which are attributable to the purchase of the Participant's shares. The Participant's basis in shares held for his or her account will be equal to the purchase price for the shares plus allocable brokerage commissions.

          Optional Cash Payments. In the case of shares purchased on the open market with optional cash payments, Participants will be in receipt of a dividend to the extent of any brokerage commissions, if any, paid by Peoples First. A Participant's basis in shares acquired with optional cash payments will be equal to the cost of the shares plus an allocable share of any brokerage commissions.

          Additional Information. The holding period for shares acquired pursuant to the Plan will begin the day after the date the shares are acquired. In the case of any shareholder as to whom federal income tax withholding on dividends is required and in the case of a foreign shareholder whose taxable income under the Plan is subject to federal income tax withholding, Peoples First will reinvest dividends net of the required amount of tax withheld.

          Participants should consult their own tax advisors as to the tax consequences of account transactions. Certain tax information will be provided to Participants by Peoples First (see No. 16 above).

Other Information

22. What happens if Peoples First declares a stock dividend, effects a stock split or has a rights offering with respect to common stock?

          Any shares resulting from a stock dividend or stock split with respect to the common stock (whole shares and any fractional interest) in a Participant's account will be credited to such account. The basis for any rights offering will include the shares of common stock and any fractional interest credited to a Participant's account.

23. How will the shares credited to a Participant's account be voted at a meeting of the shareholders?

          If on a record date for a meeting of shareholders there are shares credited to a Participant's account under the Plan, Peoples First will send the Participant proxy materials for such meeting. A Participant will be entitled to one vote for each share of common stock credited to the Participant's account. The Participant may vote by proxy or in person at any such meeting.

24. What is the responsibility of the Agent?

          The Agent receives the Participants' dividend payments and voluntary cash payments, invests such amounts in additional shares of common stock, maintains continuing records of each Participant's account, and advises Participants as to all transactions in and the status of their accounts. The Agent acts in the capacity of agent for the Participants.

          All notices from the Agent to a Participant will be addressed to the Participant at his last address of record with the Agent. The mailing of a notice to a Participant's last address of record will satisfy the Agent's duty of giving notice to such Participant. Therefore, Participants must promptly notify the Agent of any change of address.

          The Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim for liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death or modifying, suspending or terminating participation by a shareholder who Peoples First determines is using the Plan for purposes inconsistent with the intended purposes of the Plan. Neither the Agent nor Peoples First shall have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

          All transactions in connection with the Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

25. May the Plan be modified or discontinued?

          Peoples First reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will receive prior notice of any such suspension, termination or modification. In addition, Peoples First and the Agent may adopt reasonable procedures for the administration of the Plan.

26. May a Participant pledge shares purchased under the Plan?

          No. A Participant who wishes to pledge shares credited to his account must request the withdrawal of such shares in accordance with the procedures outlined in response to Question No. 18 above.

                         USE OF PROCEEDS

          The proceeds from the sale of common stock offered pursuant to the Plan will be used for general corporate purposes, including, without limitation, investments in and advances to Peoples First's direct and indirect subsidiaries.

         DESCRIPTION OF PEOPLES FIRST CAPITAL SECURITIES

          The authorized capital stock of Peoples First consists of 10,000,000 shares of common stock, $1.00 par value. As of August 1, 2000, there were 3,053,208 shares of Peoples First common stock outstanding. There are no other shares of capital stock of Peoples First authorized, issued or outstanding. Peoples First has no options, warrants, or other rights authorized, issued or outstanding, other than options granted under Peoples First's stock option and other employee benefit plans.

          The holders of Peoples First common stock share ratably in dividends when and if declared by the Peoples First Board of Directors from funds legally available from Peoples First. Declaration and payment of cash dividends by Peoples First depend upon dividend payments by Peoples First Bank, which are Peoples First's primary source of revenue and cash flow. Peoples First is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of Peoples First, and consequently the right of creditors and shareholders of Peoples First, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Peoples First in its capacity as a creditor may be recognized.

          Each holder of shares of Peoples First common stock has one vote for each share held on matters upon which shareholders have the right to vote. Peoples First shareholders cannot cumulate votes in the election of directors.

          Holders of Peoples First common stock have no preemptive rights to acquire any additional shares of Peoples First. In addition, Peoples First common stock is not subject to redemption.

          Certain provisions of Peoples First's articles of incorporation and bylaws may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for Peoples First common stock, a proxy contest for control of Peoples First, the assumption of control of Peoples First by a holder of a large block of common stock, and the removal of incumbent management

          These provisions:

          - Require a supermajority vote of shares with at least 75% of total voting power to approve mergers and similar transactions with a person or entity holding stock with more than 5% or more of the holding company's total voting power if the transaction is not approved in advance by 75% or more of the members of the board of directors;

          - Divide the holding company's board into three classes with each class serving a staggered three-year term;

          - Do not authorize cumulative voting in the election of directors;

          - Require 60 to 90 days advance written notice of nominations for the election of directors at meetings of shareholders and the presentation of any shareholder proposals at meetings of shareholders;

          - Do not authorize shareholders of the holding company to call special meetings of shareholders or to propose amendments to the holding company's articles of incorporation; and

          - Require a supermajority vote of shareholders of the holding company to amend the holding company's bylaws and certain provisions of the holding company's articles of incorporation.

          The Pennsylvania Business Corporation Law also contains certain provisions applicable to Peoples First which may have the effect of impeding a change in control of Peoples First. These provisions:

          - require that, following any acquisition by a shareholder of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, in an amount equal to the "fair value" of the shares, including an increment representing a proportion of any value payable for control of the corporation;

          - prohibit for five years, subject to certain exceptions, a "business combination," which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets, with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation's voting power;

          - prevent a shareholder acquiring different levels of voting power (20%, 33-1/3% and 50%) from voting any shares in excess of the applicable threshold unless "disinterested shareholders" approve such voting rights; and

          - require any person or group that publicly announces that it amy acquire control of the corporation, or that acquires or publicly discloses an intent to acquire 20% or more of the voting power of the corporation, to disgorge to the corporation any profits it receives from sales of the corporation's equity securities purchased over the prior
             18 months.

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provisions of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The Bylaws of Peoples First provide for indemnification of directors, officers, employees and agents of Peoples First and the elimination of a director's liability for monetary damages to the fullest extent permitted by Pennsylvania law.

                          LEGAL MATTERS

          The validity of the shares offered hereby will be passed upon for Peoples First by Stevens & Lee, P.C., Reading, Pennsylvania.

                             EXPERTS

          The consolidated financial statements of The Peoples Bank of Oxford included in The Peoples Bank of Oxford's Annual Report (Form 10-K) for the year ended December 31, 1999, incorporated in this Prospectus and the Registration Statement by reference have been audited by Beard & Company, Inc., independent accountants, to the extent and for the periods as indicated in their report and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                 WHERE YOU FIND MORE INFORMATION/
            INCORPORATION OF DOCUMENTS BY REFERENCE

          Peoples First is subject to the information requirements of the Securities Exchange Act of 1934 and files reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information filed by Peoples First files at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices in New York (7 World Trade Center,
Suite 1300, New York, New York 10048) and Chicago (Citicorp Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661). You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Peoples First's SEC filings are also available on the SEC's website at http://www.sec.gov.

          Peoples First has filed a registration statement to register under the Securities Act of 1933 the common stock offered by this prospectus. This prospectus does not contain all the information included in the registration statement, certain portions of which have been omitted as permitted by the rules of the SEC.

          Some of the information that you may want to consider is not physically included in this prospectus, but rather is "incorporated by reference" to documents that have been filed by Peoples First with the SEC, or filed by The Peoples Bank of Oxford with the Federal Deposit Insurance Corporation prior to formation of Peoples First. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

          -  The Peoples Bank of Oxford Annual Report on
             Form 10-K for the fiscal year ended December 31, 1999 filed with the Federal Deposit Insurance
             Corporation.

          -  The Peoples Bank of Oxford Quarterly Report on
             Form 10-Q for the quarter ended March 31, 1999 filed with the Federal Deposit Insurance
             Corporation.

          -  The Peoples First Current Report on Form 8-K filed
             July 28, 2000 with the SEC.

          You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. Any statement made in a document that is incorporated by reference will modify or supersede for all purposes a contrary statement in this prospectus or in a document previously incorporated by reference. You should not assume that the information in this prospectus, including information incorporated by reference, or in any prospectus supplement is accurate as of any date other than the date of the document.

          Upon request, Peoples First will provide without charge to each person to whom this prospectus is delivered, a copy of any or all documents incorporated by reference in this prospectus (other than exhibits to such documents). You should direct your requests for copies to:

               Peoples First, Inc.
               24 South Third Street
               Oxford, Pennsylvania 19363
               Attention:  Chief Financial Officer

          Telephone requests may be directed to Peoples First at
(610) 932-9294.



                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          SEC Registration Fee                  $  957
          Legal Expenses                         1,500*
          Printing Costs                         1,500*
          Miscellaneous                         _  500*
          Total                                 $4,457*

          *Estimated

Item 15.  Indemnification of Directors

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provisions of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The bylaws of Peoples First provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

          Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Peoples First.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the directors, officers and controlling persons of Peoples First pursuant to the foregoing provisions, or otherwise, Peoples First has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Item 16.  Exhibits

          The following exhibits are included with this Registration
Statement:

 4.1  Articles of Incorporation of Peoples First, Inc.
      (incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form S-4 (No. 333-30640) of the Registrant).

 4.2 Bylaws of Peoples First, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registration
      Statement on Form S-4 (No. 333-30640) of the Registrant).

 5.1 Opinion of Stevens & Lee re: legality of common stock being registered.

23.1  Consent of Stevens & Lee (included at Exhibit 5.1 of this
      Registration Statement).

23.2  Consent of Beard & Company, Inc.

24.1  Power of Attorney (included on signature page).

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          The undersigned Registrant undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Oxford, the Commonwealth of Pennsylvania, as of this 18th day of July 2000.

                              PEOPLES FIRST, INC.

                              By /s/George C. Mason
                                George C. Mason
                                Chairman and Chief Executive
                                Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George C. Mason, Hugh J. Garchinsky and David W. Swartz, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitute and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities as of the dates indicated.

Signature                         Title                 Date

/s/ George C. Mason       Chairman and Chief       July 18, 2000
George C. Mason           Executive Officer and
                          Director (Principal
                          Executive Officer)

/s/ Carl R. Fretz         Vice Chairman and        July 18, 2000
Carl R. Fretz                Director

/s/ Hugh j. Garchinsky    President and            July 18, 2000
Hugh J. Garchinsky           Director

/s/ Arthur A. Bernardon   Director                 July 18, 2000
Arthur A. Bernardon

                          Director                 July 18, 2000
Ben S. Beiler

/s/ Clyde L. Camerson     Director                 July 18, 2000
Clyde L. Cameron

/s/ Ross B. Cameron       Director                 July 18, 2000
Ross B. Cameron

/s/ Emidio Frezzo, Jr.    Director                 July 18, 2000
Emidio Frezzo, Jr.

/s/ Susan H. Reeves       Senior Vice President    July 18, 2000
Susan H. Reeves           (Principal Financial
                          and Accounting
                          Officer)



                          EXHIBIT INDEX

 No.                Description

 5.1 Opinion of Stevens & Lee re: legality of common stock being registered.

23.1  Consent of Stevens & Lee (included at Exhibit 5.1 of this
      Registration Statement).

23.2  Consent of Beard & Company, Inc.

2626